1Q 2026
Supplemental Information
FURNISHED AS OF APRIL 30, 2026 (UNAUDITED)

Table of Contents

FORWARD LOOKING STATEMENTS & RISK FACTORS
This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

See the Glossary herein for further information regarding definitions and important discussions regarding the usefulness and limitations of the non-GAAP measures used in this Supplemental Report.

1Q EARNINGS RELEASE
3	Earnings Highlights
7	Financial Statements
9	FFO, Normalized FFO, & FAD
SUPPLEMENTAL INFORMATION
10	At a Glance
11	2026 Guidance
12	Portfolio Overview
13	Lease Maturity Schedule
14	Tenant Overview
15	Same Store Statistics
16	Capital Funding & Commitments
17	Investment Activity/Joint Ventures
18	Re/development Activity
19	Debt Metrics
20	Components of Net Asset Value
21	Glossary and Reconciliations

HEALTHCARE REALTY	1Q 2026 SUPPLEMENTAL INFORMATION 2

Earnings Highlights

HEALTHCARE REALTY REPORTS FIRST QUARTER 2026 RESULTS AND INCREASES FULL YEAR 2026 GUIDANCE
NASHVILLE, Tennessee, April 30, 2026. Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2026. In addition, the Company announced an increased 2026 Normalized FFO guidance range of $1.59 to $1.65 per share (diluted), a $0.01 increase at the midpoint, and an increased Same Store Cash NOI growth guidance range of 3.75% to 4.75% (+25bps increase).

FIRST QUARTER 2026 HIGHLIGHTS
•GAAP Net loss of $(0.00) per share, NAREIT FFO of $0.35 per share, Normalized FFO of $0.41 per share, and FAD of $112.9 million (payout ratio of 75%)
•Same store cash NOI growth of +6.9%, tenant retention of 93.5% and +4.2% cash leasing spreads
•First quarter lease executions totaled 2.0 million square feet across same store properties and redevelopment projects, including 286,000 square feet of new lease executions
•During the first quarter, the Company completed total transactions of approximately $125 million, including the first new acquisition in the KKR joint venture since formation for $89 million ($18 million at the Company's pro rata share) and dispositions of $33 million
•Net Debt to Adjusted EBITDA of 5.5x adjusted for expected mortgage note receivable repayment in the second quarter
•Repurchased 5.7 million shares of common stock at an average price of $17.38 per share for a total of $100 million
•Received $400 million commitments from existing Bank Group for a new unsecured delayed draw term loan expected to close in May 2026; the Company will have the ability to draw the proceeds at any time over the 12-month period post-closing
•As part of ongoing Board Refreshment initiatives, longtime director Jay Leupp announced he will retire following our upcoming Annual Meeting of Shareholders on May 19, 2026

FIRST QUARTER 2026 RESULTS

	FIRST QUARTER ENDED
	2026		2025
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(56)	$(0.00)	$(44,873)	$(0.13)
NAREIT FFO, diluted	$123,698	$0.35	$123,774	$0.35
Normalized FFO, diluted	$144,382	$0.41	$137,722	$0.39

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 3

Earnings Highlights

LEASING ACTIVITY
During the first quarter, the Company executed 291 new and renewal leases for 2.0 million square feet with a weighted average lease term of 7.7 years and average annual escalators of 3.1%. Key highlights include:
•Atlanta, GA. 176,000 square feet of new and renewal leases with Wellstar Health System, maintaining greater than 90% occupancy across six on-campus MOBs
•Charlotte, NC. Renewed 153,600 square feet with Advocate Health across five buildings that are 93% occupied
•Charleston, SC. Renewed 54,600 square feet with MUSC Health across two buildings that are 100% occupied
•Albany, NY. Executed two new leases with St. Peter's Health for clinic space and an ASC totaling 63,500 square feet in a redevelopment project
•Various. Renewed approximately 736,000 square feet at eight single-tenant properties with a weighted average remaining lease term of less than three years; on average, extended the leases by nearly 10 years with strong cash leasing spreads
CAPITAL ALLOCATION
Acquisitions and Dispositions
During the first quarter, the Company completed approximately $125 million of transaction activity. Key highlights include:
•Birmingham, AL. Acquired a state-of-the-art MOB attached to a market-leading hospital with an existing joint venture partner for $89 million ($18 million investment at share). The Company now owns two properties at this hospital campus and nearly 650,000 square feet in the market
•Oklahoma City, OK. Opportunistically disposed of two assets for $12 million in a direct sale to the affiliated health system
Development and Redevelopment
During the first quarter, the Company added two new redevelopment projects ($31 million), completed one redevelopment project, and made significant progress on its development and redevelopment pipeline, advancing several key projects across major markets. Key highlights include:
•Charlotte, NC. Completed redevelopment of two MOBs in a rapidly growing market adjacent to the Novant Health Huntersville Medical Center. The $35 million project is 98% leased by a mix of hospital and physician practices including cardiology, oncology, women's health, dermatology and imaging
•Boston, MA. Commenced a 155,000 square foot redevelopment connected to Tufts Medical Center in downtown Boston. The $25 million project will modernize the fully leased property and provide a space for Tufts Medicine to deliver world-class healthcare
Balance Sheet
•Net Debt to Adjusted EBITDA of 5.5x. As of March 31, 2026, the Company had approximately $1.2 billion of liquidity on the revolving facility and cash on hand
•In the first quarter, the Company repurchased 5.7 million shares of common stock at an average price of $17.38 per share for a total of $100 million
•On February 12, 2026, Healthcare Realty established its inaugural commercial paper program, with a total size of up to $600 million. At the end of the first quarter, the Company had $251 million outstanding at a weighted average interest rate of 4.2%, representing over 30bps savings compared to our drawn revolving facility rate
•Extended $400 million swaps to January 2029 at a fixed SOFR rate of 3.3%
•The Company has received $400 million of commitments from its existing Bank Group for a new unsecured delayed draw term loan that is expected to close in May 2026. The Company will have the ability to draw the proceeds at any time over the 12-month period post-closing

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 4

Earnings Highlights

BOARD REFRESHMENT
As part of the Company’s ongoing Board Refreshment initiatives, longtime director Jay Leupp announced he will retire following our upcoming Annual Meeting of Shareholders on May 19, 2026. “On behalf of the entire company and our shareholders, I would like to thank Jay for his tireless commitment and leadership for our organization since 2020,” commented Peter Scott, CEO. Added Jay Leupp, “As the longest tenured independent director at Healthcare Realty and a firm believer in continuing Board refreshment, I decided to retire from the Board of Directors at the conclusion of my seventh term. I would like to thank Healthcare Realty shareholders for giving me the opportunity to serve as an independent director, and I plan to remain a fellow shareholder in the years ahead. I wish the very best to our talented CEO, management team and best-in-class Board of Directors in their continued drive to grow shareholder value.”
DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on May 22, 2026, to Class A common stockholders of record on May 11, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.
GUIDANCE
The Company's increased 2026 per share estimated guidance ranges are as follows:

		2026 GUIDANCE
	ACTUAL	PRIOR		CURRENT
	1Q 2026	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.00)	$(0.05)	$0.05	$(0.05)	$0.05
NAREIT FFO per share	$0.35	$1.44	$1.50	$1.45	$1.51
Normalized FFO per share	$0.41	$1.58	$1.64	$1.59	$1.65
Same Store Cash NOI growth	6.9%	3.5%	4.5%	3.75%	4.75%
The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on Page 11 of the 1Q 2026 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See Page 11 of the 1Q 2026 Supplemental for additional details and assumptions.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 5

Earnings Highlights

EARNINGS CALL
On Friday, May 1, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066
•All Other Locations: +1 646-307-1963 access code 4950066
Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066
•All Other Locations: +1 609-800-9909 access code 4950066

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.
For additional information contact InvestorRelations@healthcarerealty.com.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 6

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	1Q 2026	4Q 2025
Real estate properties
Land	$1,060,296	$1,060,254
Buildings and improvements	8,541,368	8,514,165
Lease intangibles	424,502	455,254
Personal property	7,316	7,056
Investment in financing receivables, net	122,346	123,249
Financing lease right-of-use assets	74,703	75,083
Land held for development	57,799	57,535
Total real estate investments	10,288,330	10,292,596
Less accumulated depreciation and amortization	(2,468,461)	(2,397,795)
Total real estate investments, net	7,819,869	7,894,801
Cash and cash equivalents	26,235	26,172
Assets held for sale, net	123,411	143,580
Operating lease right-of-use assets	202,710	204,906
Investments in unconsolidated joint ventures	467,459	453,607
Other assets, net	508,480	487,795
Total assets	$9,148,164	$9,210,861

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
Liabilities
Notes and bonds payable	$4,103,918	$3,911,423
Accounts payable and accrued liabilities	137,712	211,071
Liabilities of properties held for sale	13,576	15,160
Operating lease liabilities	162,380	162,922
Financing lease liabilities	73,679	73,130
Other liabilities	159,888	160,530
Total liabilities	4,651,153	4,534,236

Redeemable non-controlling interests	3,339	3,252

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,465	3,516
Additional paid-in capital	9,040,690	9,137,257
Accumulated other comprehensive loss	(2,421)	(5,174)
Cumulative net income attributable to common stockholders	128,182	128,238
Cumulative dividends	(4,730,746)	(4,646,944)
Total stockholders' equity	4,439,170	4,616,893
Non-controlling interest	54,502	56,480
Total equity	4,493,672	4,673,373
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$9,148,164	$9,210,861

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 7

Income Statements
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
Revenues
Rental income	$267,575	$288,857	$1,138,056
Interest income	3,712	3,731	14,275
Other operating	7,703	6,389	28,215
Total revenues	278,990	298,977	1,180,546
Expenses
Property operating	100,058	109,897	424,855
General and administrative	17,343	13,530	72,569
Normalizing items [1]	(7,562)	(502)	(26,318)
Normalized general and administrative	9,781	13,028	46,251
Transaction costs	937	1,011	2,029
Depreciation and amortization	128,985	156,035	588,186
Total expenses	247,323	280,473	1,087,639
Other income (expense)
Interest expense before merger-related fair value	(32,899)	(44,366)	(166,396)
Merger-related fair value adjustment	(10,991)	(10,446)	(42,593)
Interest expense	(43,890)	(54,812)	(208,989)
Gain on sales of real estate properties and other assets	10,777	2,904	235,389
Loss on extinguishment of debt	(21)	—	(451)
Impairment of real estate assets and credit loss recoveries (reserves)	984	(12,081)	(364,598)
Equity income (loss) from unconsolidated joint ventures	496	1	(188)
Interest and other income (expense), net	8	95	(3,555)
Total other income (expense)	(31,646)	(63,893)	(342,392)
Net income (loss)	$21	$(45,389)	$(249,485)
Net (income) loss attributable to non-controlling interests	(77)	516	3,414
Net loss attributable to common stockholders	$(56)	$(44,873)	$(246,071)

Basic earnings per common share	$(0.00)	$(0.13)	$(0.71)
Diluted earnings per common share	$(0.00)	$(0.13)	$(0.71)

Weighted average common shares outstanding - basic	347,439	349,539	349,798
Weighted average common shares outstanding - diluted [2]	347,439	349,539	349,798

1Normalizing items primarily include restructuring, severance-related costs and other.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,278,028 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 8

FFO, Normalized FFO, & FAD
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
Net loss attributable to common stockholders	$(56)	$(44,873)	$(246,071)
Net loss attributable to common stockholders per diluted share	$(0.00)	$(0.13)	$(0.71)

Gain on sales of real estate assets	(10,777)	(2,904)	(235,389)
Impairments of real estate assets	16	10,145	361,090
Real estate depreciation and amortization	127,921	155,288	586,146
Non-controlling loss from operating partnership units	(10)	(599)	(3,497)
Unconsolidated JV depreciation, amortization and impairment	6,604	6,717	27,769
NAREIT FFO	$123,698	$123,774	$490,048
NAREIT FFO per common share - diluted	$0.35	$0.35	$1.38

Transaction costs	937	1,011	2,029
Debt financing costs	116	—	5,107
Restructuring and severance-related charges	7,562	502	26,318
Merger-related fair value adjustment	10,991	10,446	42,593
Other	1,078	1,989	2,851
Normalized FFO	$144,382	$137,722	$568,946
Normalized FFO per common share - diluted	$0.41	$0.39	$1.61

Non-real estate depreciation and amortization	663	1,269	6,114
Non-cash interest amortization, net	1,367	1,217	5,126
Straight-line amortization, net	(10,291)	(7,891)	(29,392)
Stock-based compensation	3,927	3,028	13,609
Unconsolidated JV non-cash items	(89)	(253)	(1,420)
Other	—	94	952
Maintenance capex	(27,101)	(32,966)	(115,633)
FAD	$112,858	$102,220	$448,302
Quarterly dividends and OP distributions	$84,814	$109,840	$391,368
FFO wtd avg common shares outstanding - diluted [1]	352,211	353,522	354,454

1The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 493,403 for the three months ended March 31, 2026. Also includes the diluted impact of 4,278,028 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 9

At a Glance
DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA

PROPERTIES
Total Properties	563
Total Square Feet (in millions)	32.9
Number of markets	50
% of Cash NOI in Top 20 Markets	77%

KEY CREDIT METRICS (SENIOR UNSECURED DEBT)
Moody's	Baa2
S&P Global	BBB
Net Debt to Adjusted EBITDA	5.5x
Net Debt to Enterprise Value	41%

TOTAL CAPITALIZATION AS OF MARCH 31, 2026
Common Stock (NYSE: HR)	346,534
OP Units	4,251
Fully Diluted Shares and Units	350,785
Share Price as of 3/31/2026	$16.99
Market Capitalization	$5,959,837
Consolidated Net Debt	$4,077,683
Share of Unconsolidated JV Net Debt	$34,031
Enterprise Value	$10,071,551

All figures represent Total Properties. See Glossary for additional information on terms and definitions.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 10

2026 Guidance
DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA

2026 EARNINGS GUIDANCE	PRIOR		CURRENT
	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.05)	$0.05	$(0.05)	$0.05
NAREIT FFO per share	$1.44	$1.50	$1.45	$1.51
Normalized FFO per share	$1.58	$1.64	$1.59	$1.65
Same store cash NOI growth	3.5%	4.5%	3.75%	4.75%

KEY ASSUMPTIONS	PRIOR		CURRENT
	LOW	HIGH	LOW	HIGH
Normalized general and administrative	$43	$47	$43	$47
Interest expense, net of capitalized interest [1]	$135	$145	$135	$145
Total maintenance capex	$105	$125	$105	$125

SOURCES AND USES [2]	PRIOR		CURRENT
		MIDPOINT		MIDPOINT
Asset sales and loan receivable repayments		$175		$175
Debt issuance and RCF/CP Drawdowns		600		675
FAD less dividends		100		100
Total Sources		$875		$950

Bond repayments		$600		$600
Investments and share repurchases [3]		50		125
Development, redevelopment, and 1st gen capital		225		225
Total Uses		$875		$950

Target adjusted net debt to EBITDA		mid-5x		mid-5x
Diluted shares outstanding [4]		353		351

The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed above. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change.

1Excludes the merger-related fair value adjustment and interest expense associated with unconsolidated joint ventures.
2Based on approximate midpoints.
3Includes year-to-date investments and share repurchases.
4Includes the diluted impact of the OP units and 1Q 2026 share repurchases.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 11

Portfolio Overview
DOLLARS IN THOUSANDS

TOTAL PORTFOLIO BY MARKET
		COUNT	WHOLLY OWNED		JOINT VENTURES		TOTAL PORTFOLIO
MARKET	MSA RANK		TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI
Dallas, TX	4	47	2,874,187	10.0%	581,096	16.3%	3,455,283	10.3%
Seattle, WA	15	29	1,324,047	7.1%	257,121	5.9%	1,581,168	7.1%
Charlotte, NC	21	31	1,707,493	5.6%	—	—%	1,707,493	5.4%
Houston, TX	5	27	1,815,173	5.4%	249,158	3.9%	2,064,331	5.3%
Denver, CO	19	29	1,349,450	4.9%	306,949	5.2%	1,656,399	4.9%
Los Angeles, CA	2	27	850,715	4.0%	786,520	17.9%	1,637,235	4.7%
Atlanta, GA	6	25	1,231,491	4.3%	96,108	2.5%	1,327,599	4.2%
Boston, MA	11	13	718,723	3.8%	—	—%	718,723	3.6%
Phoenix, AZ	10	33	1,251,557	3.3%	101,086	9.5%	1,352,643	3.6%
Raleigh, NC	41	27	978,218	3.4%	198,485	1.7%	1,176,703	3.4%
Indianapolis, IN	33	37	1,057,909	2.9%	357,915	11.2%	1,415,824	3.3%
Nashville, TN	35	12	1,134,891	3.0%	106,981	2.0%	1,241,872	2.9%
Austin, TX	25	12	657,575	2.6%	129,879	2.1%	787,454	2.6%
Washington, DC	7	9	692,107	2.7%	—	—%	692,107	2.5%
Tampa, FL	17	17	830,843	2.6%	—	—%	830,843	2.5%
Miami, FL	8	11	746,463	2.5%	52,178	0.9%	798,641	2.5%
San Francisco, CA	13	9	449,706	2.3%	110,865	4.7%	560,571	2.4%
Orlando, FL	20	7	416,475	2.1%	—	—%	416,475	2.0%
New York, NY	1	14	557,111	2.1%	57,411	1.2%	614,522	2.0%
Hartford, CT	50	25	543,128	2.0%	—	—%	543,128	1.9%
Other (30 Markets)		122	7,439,308	23.4%	864,936	15.0%	8,304,244	22.9%
Total		563	28,626,570	100.0%	4,256,688	100.0%	32,883,258	100.0%

SUMMARY METRICS
			WHOLLY OWNED		JOINT VENTURES		TOTAL PORTFOLIO
Number of properties			499		64		563
Square feet			28,626,570		4,256,688		32,883,258
% of square feet			87.1%		12.9%		100%

Investment (at share)			$9,991,521		$627,938		$10,619,459
Quarterly cash NOI (at share)			$159,830		$8,416		$168,246
% of quarterly cash NOI (at share)			95.0%		5.0%		100.0%

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 12

Lease Maturity Schedule

LEASE MATURITY SCHEDULE
	WHOLLY-OWNED			JOINT VENTURES			TOTAL
	# OF LEASES	OCCUPIED SF	% OF TOTAL	# OF LEASES	OCCUPIED SF	% OF TOTAL	OCCUPIED SF	% OF TOTAL	% OF TOTAL (AT SHARE)
Month-to-month	69	143,487	0.6%	8	23,228	0.6%	166,715	0.6%	0.6%
2Q 2026	137	288,152	1.1%	19	59,213	1.5%	347,365	1.2%	1.2%
3Q 2026	170	429,946	1.7%	19	61,901	1.6%	491,847	1.7%	1.7%
4Q 2026	182	550,764	2.1%	7	13,099	0.3%	563,863	1.9%	2.1%
2026	489	1,268,862	4.9%	45	134,213	3.5%	1,403,075	4.7%	5.0%
2027	939	3,494,893	13.5%	88	407,183	10.6%	3,902,076	13.1%	13.5%
2028	903	3,183,065	12.3%	82	272,990	7.1%	3,456,055	11.6%	12.2%
2029	754	3,263,038	12.6%	102	589,493	15.3%	3,852,531	12.9%	12.9%
2030	666	3,070,436	11.9%	74	313,412	8.1%	3,383,848	11.4%	11.8%
2031	527	2,530,230	9.8%	86	366,724	9.5%	2,896,954	9.7%	9.8%
2032	335	2,115,931	8.2%	42	366,490	9.5%	2,482,421	8.3%	8.2%
2033	245	1,051,553	4.1%	30	212,576	5.5%	1,264,129	4.2%	4.1%
2034	216	1,275,185	4.9%	43	249,639	6.5%	1,524,824	5.1%	4.9%
2035	236	1,445,102	5.6%	28	152,748	4.0%	1,597,850	5.4%	5.6%
Thereafter	317	3,064,523	11.8%	49	764,745	19.8%	3,829,268	12.9%	11.4%
Total occupied	5,696	25,906,305	100.0%	677	3,853,441	100.0%	29,759,746	100.0%	100.0%
WALT (months)		62.8			75.8		64.5

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 13

Tenant Overview

TOTAL PORTFOLIO BY HEALTH SYSTEM (INCLUDING JVs)
			FULL BUILDING METRICS					DIRECT LEASED BY HEALTH SYSTEM
HEALTH SYSTEM	SYSTEM RANK [1]	CREDIT RATING	ON/ADJACENT	OFF-CAMPUS AFFILIATED	TOTAL SQUARE FEET	# OF BUILDINGS	% OF TTM CASH NOI	SQUARE FEET	% OF LEASED SF	# OF LEASES
HCA	1	BBB-/Baa2	2,049,691	769,842	2,819,533	41	7.4%	719,427	2.4%	126
Baylor Scott & White	21	AA-/Aa2	2,372,410	66,376	2,438,786	32	6.9%	1,312,619	4.4%	175
CommonSpirit	4	A-/A3	1,442,804	535,300	1,978,104	37	6.8%	776,970	2.6%	146
Ascension Health	3	AA/Aa3	1,601,286	97,551	1,698,837	17	4.3%	739,512	2.5%	105
Advocate Health	14	AA/Aa2	751,636	240,910	992,546	17	3.9%	850,991	2.9%	84
Wellstar Health System	75	A+/A2	918,394	—	918,394	18	3.1%	607,612	2.0%	81
UW Medicine (Seattle)	91	AA+/Aa1	461,363	169,709	631,072	10	2.9%	294,971	1.0%	32
AdventHealth	11	AA/Aa2	640,215	118,585	758,800	12	2.7%	431,290	1.4%	108
MultiCare Health System	82	A/--	492,623	—	492,623	8	2.1%	197,180	0.7%	24
Providence Health & Services	5	A/A3	602,834	31,601	634,435	12	2.0%	247,027	0.8%	44
Tenet Healthcare Corporation	6	BB-/Ba3	545,035	235,399	780,434	13	1.8%	130,632	0.4%	21
Banner Health	24	AA-/--	749,075	65,322	814,397	25	1.7%	118,225	0.4%	33
Indiana University Health	26	AA/Aa2	416,978	301,320	718,298	11	1.7%	387,649	1.3%	51
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.7%	138,509	0.5%	21
Tufts Medicine	162	BBB-/Aa3	252,087	—	252,087	2	1.7%	260,784	0.9%	5
Baptist Memorial Health Care	89	A-2/--	482,065	150,228	632,293	9	1.6%	437,531	1.5%	47
University of California Health	9	AA/Aa2	377,718	—	377,718	7	1.6%	30,987	0.1%	8
Novant Health	42	A+/A1	473,471	138,035	611,506	10	1.5%	193,957	0.7%	26
Sutter Health	12	A+/A1	175,591	96,987	272,578	4	1.4%	110,448	0.4%	24
MedStar Health	45	A/A2	326,129	—	326,129	4	1.3%	205,331	0.7%	66
Other (65 Credit Rated)			6,998,992	3,117,036	10,116,028	192	32.2%	4,414,560	14.8%	537
Subtotal - credit rated			22,504,604	6,235,798	28,740,402	494	90.3%	12,606,212	42.4%	1,764
Other non-credit rated			659,954	378,071	1,038,025	19	2.5%	353,700	1.2%
Off-campus non-affiliated			—	3,104,831	3,104,831	50	7.2%	—	—%
Total			23,164,558	9,718,700	32,883,258	563	100.0%	12,959,912	43.6%

1Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 14

Same Store Statistics
DOLLARS IN THOUSANDS

PORTFOLIO CASH NOI AND OCCUPANCY
				OCCUPANCY %
	COUNT	SF	1Q 2026 CASH NOI	1Q 2026	1Q 2025	4Q 2025
Wholly-owned	471	26,101,922	$153,603	92.1%	91.1%	92.1%
Joint venture	58	3,724,750	7,479	93.8%	92.1%	92.3%
Same store	529	29,826,672	$161,082	92.3%	91.2%	92.3%
Wholly owned and joint venture acquisitions	1	143,576	10	100.0%	—%	—%
Developments	2	224,270	289	60.5%	32.0%	47.1%
Development completions	2	107,247	831	89.6%	82.1%	89.6%
Redevelopments	23	2,070,746	4,658	69.5%	77.4%	70.9%
Redevelopment completions	6	510,747	1,376	79.9%	71.7%	78.5%
Total portfolio	563	32,883,258	$168,246	90.5%	89.8%	90.4%
Joint ventures	64	4,256,688	8,416	90.5%	87.9%	89.7%
Total wholly-owned	499	28,626,570	$159,830	90.5%	90.1%	90.5%

SAME STORE CASH NOI
	FIRST QUARTER ENDED				FULL YEAR
	2026	2025	YoY Growth		2025
Revenues	$251,639	$237,545	5.9%		4.2%
Expenses	90,557	86,864	4.3%		4.1%
Cash NOI	$161,082	$150,681	6.9%		4.6%
Margin	64.0%	63.4%	+60	bps	64.4%
Period end occupancy	92.3%	91.2%	+110	bps	92.1%
Number of properties	529	529			501

SAME STORE LEASING METRICS (RENEWALS)			OTHER KEY SAME STORE METRICS
	1Q 2026	FY 2025	AS OF MARCH 31, 2026
Tenant retention rate	93.5%	81.5%	Ownership type		Lease structure
			Ground lease	43.6%	Gross	7.0%
Cash leasing spreads	4.2%	3.1%	Fee simple	56.4%	Modified gross	26.9%

Cash leasing spreads distribution			Tenant type		Net & Absolute Net	66.1%
< 0% spread	13.1%	8.3%	Hospital	51.3%
0-3% spread	11.1%	13.2%	Physician and other	48.7%	Escalators	2.9%
3-5% spread	49.6%	65.0%
> 5% spread	26.2%	13.5%

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 15

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
Acquisitions [1]	$17,820	$—	$—
Re/development	25,105	33,436	140,859
1st generation TI/LC/Capital & acquisition capex	20,379	15,139	107,195

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
2nd generation TI	$8,709	$14,885	$47,439
Leasing commissions paid	14,176	11,394	31,664
Building capital	4,216	6,687	36,531
Maintenance Capital Expenditures	$27,101	$32,966	$115,634
% of Cash NOI	16.0%	18.2%	15.8%

TOTAL COMPANY LEASE EXECUTIONS
	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
Renewals (SF)	1,725,651	773,286	4,152,880
2nd generation TI/square foot/lease year	$2.54	$2.22	$2.43
Leasing commissions/square foot/lease year	$1.59	$1.56	$1.46
Renewal commitments as a % of annual net rent	13.0%	15.3%	15.3%
WALT (in months)	97.0	53.7	60.8

New leases (SF)	286,314	370,318	1,579,998
2nd generation TI/square foot/lease year	$8.93	$8.96	$9.08
Leasing commissions/square foot/lease year	$1.99	$2.09	$2.05
New lease commitments as a % of annual net rent	46.9%	46.6%	47.6%
WALT (in months)	78.5	93.7	90.8

All (SF)	2,011,965	1,143,604	5,732,878
Leasing commitments as a % of annual net rent	16.1%	29.0%	26.2%
WALT (in months)	94.3	66.7	69.1

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage. Excludes acquisitions that occurred subsequent to quarter end.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 16

Investment Activity/Joint Ventures
DOLLARS IN THOUSANDS

ACQUISITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	ACQUISITION PRICE	% OWNERSHIP	PRICE AT SHARE
Acquisitions
Birmingham, AL	1	3/27/2026	143,576	100%	89,100	20%	17,820
1Q total	1		143,576	100%	89,100		17,820
Charlotte, NC [1]	—	4/24/2026	12,418	100%	3,670	100%	3,670
Total 2026 acquisition activity	1		155,994	100%	$92,770		$21,490
Acquisition Initial Cash Yield: 6.5%-7.5%

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	SALES PRICE	% OWNERSHIP	PRICE at SHARE
Dispositions
Atlanta, GA	1	1/14/2026	60,039	91%	$21,900	100%	$21,900
Oklahoma City, OK	2	3/3/2026	186,301	41%	11,500	100%	11,500
1Q total	3		246,340	53%	33,400		33,400
Minneapolis, MN	1	4/27/2026	92,139	88%	18,700	50%	9,350
Total 2026 disposition activity	4		338,479	63%	$52,100		$42,750
Disposition Cash Yield: 5.0%-5.5%

JOINT VENTURE PORTFOLIOS
	WA OWNERSHIP INTEREST			1Q 2026				BALANCE SHEET AS OF 3/31/2026
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	CASH NOI	CASH NOI AT SHARE	SAME STORE NOI AT SHARE	REAL ESTATE INVESTMENT [2]	DEBT [2]	NET DEBT	DEBT AT SHARE	NET DEBT AT SHARE	INTEREST RATE
Nuveen	43%	26	1,386,043	88.2%	$7,929	$2,988	$2,988	$574,425	$73,933	$71,164	$14,786	$13,695	5.9%
CBRE	20%	4	283,880	60.8%	1,145	229	176	134,573	—	(3,213)	—	(643)	—
KKR	20%	24	1,863,133	96.9%	13,384	2,677	2,667	834,431	—	(20,964)	—	(4,193)	—
Other [3]	58%	10	723,632	90.2%	4,667	2,522	1,649	345,672	67,932	63,400	27,173	25,172	5.3%
Total		64	4,256,688	90.5%	$27,125	$8,416	$7,480	$1,889,101	$141,865	$110,387	$41,959	$34,031	5.6%

1Represents an additional fully leased condominium unit, by Novant Health under a long-term lease in an existing building, bringing the Company's ownership of the building to 93%.
2Represents 100% of the real estate assets and debt of the joint ventures.
3Ownership percentages are weighted based on investment.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 17

Re/development Activity
DOLLARS IN THOUSANDS

DEVELOPMENTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE
Raleigh, NC	UNC REX Health	122,991	51%	$58,000	$9,199
Fort Worth, TX	Baylor Scott & White	101,279	72%	48,200	3,840
Total development		224,270	60%	$106,200	$13,039
Projected stabilized yield: 7.0%-8.5%
Estimated stabilization period post completion: 12 - 36 months.

REDEVELOPMENTS
MARKET	COUNT	SQUARE FEET	PROJECT SQUARE FEET	PROJECT LEASED %	BUDGET	COST TO COMPLETE
Houston, TX	2	314,861	152,172	38%	$30,000	$3,635
Boston, MA	1	154,528	154,528	100%	25,300	21,062
White Plains, NY	1	65,851	44,634	85%	24,900	726
Charlotte, NC	1	122,388	83,581	40%	19,200	17,533
Washington, DC	1	57,323	24,034	82%	15,200	799
Seattle, WA	1	78,288	34,916	29%	13,600	13,440
Raleigh, NC	1	40,400	40,400	100%	10,800	4,819
Houston, TX	1	40,214	40,214	66%	10,400	10,232
Denver, CO	2	78,691	51,149	41%	10,200	9,876
Port St. Lucie, FL	1	34,734	34,734	20%	9,400	8,305
Dallas, TX	1	126,121	22,152	100%	8,600	7,839
Denver, CO	1	55,978	28,832	53%	7,300	6,593
Other	9	901,369	723,545	65%	102,800	79,073
Total redevelopment	23	2,070,746	1,434,891	64%	$287,700	$183,932
Projected stabilized yield: 9.0%-12.0%
Estimated stabilization period post completion: 12 - 36 months.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 18

Debt Metrics
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS								DEBT MATURITIES SCHEDULE AS OF MARCH 31, 2026
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE	MONTHS TO MATURITY	CONTRACTUAL RATE	EFFECTIVE RATE			BANK LOANS/CP	SENIOR NOTES	MORTGAGE NOTES	TOTAL
SENIOR NOTES	$600,000	$597,140	8/1/2026	4	3.50%	4.94%	(3)	2026	$—	$600,000	$23,404	$623,404
	500,000	493,875	7/1/2027	15	3.75%	4.76%	(3)	2027	—	500,000	—	500,000
	300,000	298,812	1/15/2028	22	3.63%	3.85%		2028	—	300,000	—	300,000
	650,000	600,072	2/15/2030	47	3.10%	5.30%	(3)	2029	500,000	—	—	500,000
	299,500	297,717	3/15/2030	48	2.40%	2.72%		Thereafter	306,500	2,049,285	—	2,355,785
	299,785	296,998	3/15/2031	60	2.05%	2.25%		Total	$806,500	$3,449,285	$23,404	$4,279,189
	800,000	690,685	3/15/2031	60	2.00%	5.13%	(3)
	$3,449,285	$3,275,299		36	2.90%	4.47%
TERM LOANS [2]	$300,000	299,169	1/20/2029	33	SOFR + 0.94%	4.26%	(4)
	200,000	199,693	7/20/2029	39	SOFR + 0.94%	3.67%	(4)
	$500,000	$498,862		35		4.02%
$1.5B REVOLVING FACILITY & COMMERCIAL PAPER [2]	$306,500	$306,373	7/25/2030	51	various	4.24%	(5)
MORTGAGES	$23,404	$23,384	various	6	3.81%	3.97%
	$4,279,189	$4,103,918		37	3.20%	4.47%

SELECTED FINANCIAL COVENANTS			LIQUIDITY SOURCES
	REQUIREMENT	PER DEBT COVENANTS	Cash	$26,235
Revolving facility and term loans			Revolving facility availability	1,444,500
Leverage ratio	Not greater than 60%	38.1%	Less: Commercial paper borrowings (principal)	(251,000)
Secured leverage ratio	Not greater than 30%	0.2%	Total liquidity	$1,219,735
Unencumbered leverage ratio	Not greater than 60%	41.8%
Fixed charge coverage ratio	Not less than 1.50x	3.6x	OTHER METRICS
Unsecured coverage ratio	Not less than 1.75x	3.6x	% Variable Rate Debt	7.2%
			Share of Unconsolidated JV Net Debt	$34,031
			Capitalized interest	$3,471

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.
3Fair value merger adjusted in 2022.
4Effective interest rate reflects the swapped rate plus 0.94%.
5Commercial Paper Program borrowings are backstopped by the availability under the Revolving Facility. As such, the Company uses the maturity date of the Revolving Facility.
6Net debt includes the Company's share of unconsolidated JV net debt. See page 23 for a reconciliation of adjusted EBITDA.
7Based on the closing price of $16.99 on March 31, 2026, and 350,785,034 shares outstanding including outstanding OP units.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 19

Components of Net Asset Value
DOLLARS IN THOUSANDS

CASH NOI
1Q 2026
Same store [1]	$161,082
Acquisition & Re/development Completions	2,217
Total	$163,299
Management fee income and other [2]	5,476
Total Cash NOI	$168,775

DEVELOPMENT & REDEVELOPMENT PROPERTIES
			PROJECTED STABILIZED ANNUAL CASH NOI [3]
	COST TO COMPLETE	BUDGET	LOW	HIGH
Developments	$13,039	$106,200	$7,000	$8,000
Redevelopments [4]	183,932	287,700	46,000	50,000
	$196,971	$393,900	$53,000	$58,000

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$57,799
Disposition pipeline [5]	130,536
Unstabilized properties [6]	120,836
Cash, Other Assets & Liabilities (net) [7,8]	9,884

Total	$319,055

DEBT (PRINCIPAL)
Unsecured credit facility and commercial paper	$306,500
Unsecured term loans	500,000
Senior notes	3,449,285
Mortgage notes payable	23,404
Share of unconsolidated JV net debt	34,031
Total	$4,313,220

TOTAL SHARES AND OP UNITS OUTSTANDING
As of March 31, 2026	350,785,034

1See Same Store statistics on page 15 for details on Same Store NOI. Includes same store JV assets at share.
2Other adjustments include adjustments for management fee income of $5.5 million and timing adjustments as if we have owned acquisitions for the full quarter, offset by $0.3 million of positive NOI for unstabilized properties, which are shown in other assets.
3Represents total building projected stabilized NOI for properties in development and redevelopment at project stabilization.
4Estimated total cost includes only the incremental capital to complete the redevelopment.
5Includes 17 properties identified as assets held for sale that are excluded from Same Store Cash NOI and reflects net book value or sales price, if applicable.
6Includes 15 properties at their gross book value. These properties were comprised of 0.4 million square feet that generated positive NOI of $0.3 million.
7Other assets include notes receivable of $87.0 million, prepaid assets of $50.4 million, accounts receivable of $27.0 million, and prepaid ground leases of $10.9 million. In addition, it includes the Company's gross investment of its corporate headquarters in Nashville of $48.4 million.
8Other liabilities include only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $127.0 million, security deposits of $31.2 million, financing right of use liabilities of $73.7 million, and deferred operating expense reimbursements of $8.1 million.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 20

Glossary

FUNDS FROM OPERATIONS
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”

FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.

BUILDING METRICS
Gross investment and cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings. Excludes assets held for sale, land held for development, and corporate property.

ACQUISITIONS
Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.

RE/DEVELOPMENT FUNDING
Re/development funding includes capital spend on re/developments, re/development completions and unstabilized properties.

1ST GENERATION TI/LC/CAPITAL & ACQUISITION CAPEX
Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements, capital, and leasing commissions for re/developments are excluded.

LEASING COMMITMENTS
Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.

TOTAL PROPERTIES
Excludes assets held for sale, land held for development, dispositions, and corporate property.

TOTAL COMPANY
Includes assets held for sale, land held for development, dispositions, and corporate property.

ON CAMPUS/ADJACENT
Includes on campus properties and adjacent properties as being no more than 0.25 miles from a hospital campus.

OFF CAMPUS AFFILIATED
Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles of a hospital campus.

OFF CAMPUS NON-AFFILIATED
Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

SAME STORE
Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

DISPOSITION CASH YIELD
Represents the in-place cash NOI divided by sales price. Includes disposition activity subsequent to quarter end.

ACQUISITION INITIAL CASH YIELD
Represents the forecasted first year NOI divided by the purchase price. For joint venture acquisitions, the cash yield is inclusive of fees received from the joint venture. Includes acquisition activity subsequent to quarter end.

OTHER TERMS
Medical Outpatient Building (MOB)
Commercial Paper (CP)
Weighted Average Lease Term Remaining (WALT)

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 21

Reconciliations
DOLLARS IN THOUSANDS

NET INCOME (LOSS) TO NOI
	FIRST QUARTER ENDED		FULL YEAR
	2026	2025	2025
Net income (loss)	$21	($45,389)	($249,485)
Other expense (income)	31,646	63,893	342,392
General and administrative expense	17,343	13,530	72,569
Depreciation and amortization expense	128,985	156,035	588,186
Other expenses [1]	2,995	2,498	7,990
Straight-line rent expense	563	865	3,354
Straight-line rent revenue	(8,459)	(7,709)	(27,106)
Other revenue [2]	(11,980)	(9,907)	(39,792)
Joint venture property cash NOI (at share)	8,560	8,282	33,503
Cash NOI	$169,674	$182,098	$731,611
Developments	(289)	64	(215)
Development completions	(831)	(854)	(3,279)
Redevelopment	(4,658)	(8,466)	(31,750)
Redevelopment completions	(1,376)	(628)	(3,775)
Acquisitions (wholly owned and joint venture)	(10)	—	—
Completed dispositions & assets held for sale	(1,428)	(21,533)	(71,741)
Same store cash NOI	$161,082	$150,681	$620,851
Same store joint venture properties	(7,479)	(7,206)	(29,190)
Same store excluding JVs	$153,603	$143,475	$591,661

1Includes transaction costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
2Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.

HEALTHCARE REALTY	Return to Table of Contents	1Q 2026 SUPPLEMENTAL INFORMATION 22

Reconciliations (cont'd)
DOLLARS IN THOUSANDS

NET INCOME (LOSS) TO EBITDA
	QUARTER ENDED
	1Q 2026	4Q 2025	1Q 2025
Net income (loss)	$21	$14,591	($45,389)
Interest expense	43,890	48,189	54,812
Income taxes	296	300	310
Depreciation and amortization [1]	128,985	135,036	156,035
Unconsolidated JV depreciation, amortization, and interest	8,130	8,121	7,128
EBITDA	$181,322	$206,237	$172,896
Transaction costs	937	300	1,011
Gain on sales of assets	(10,777)	(135,711)	(2,904)
Impairments on real estate assets	16	105,706	12,080
Restructuring and severance-related charges	5,837	588	114
Loss on extinguishment of debt	21	165	—
Timing impact [2]	2,603	(2,089)	4,176
Stock based compensation	3,927	3,308	3,028
Debt financing costs [3]	96	1,449	—
Other	507	1,441	1,168
Unconsolidated JV adjustments	339	319	204
Adjusted EBITDA	$184,828	$181,713	$191,773
Annualized Adjusted EBITDA	$739,312	$726,852	$767,092

RECONCILIATION OF NET DEBT TO ADJUSTED EBITDA
Debt	$4,103,918	$3,911,423	$4,732,618
Share of Unconsolidated JV Net Debt	34,031	31,751	29,908
Cash	(26,235)	(26,172)	(25,722)
Net debt	$4,111,714	$3,917,002	$4,736,804

Net debt to adjusted EBITDA	5.6x	5.4x	6.2x

Net debt to adjusted EBITDA [4]	5.5x

1Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
2Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
3Includes loss on derivatives and legal fees related to the amended and restated credit facility.
4Adjusted for the repayment of a $45 million mortgage loan receivable that is expected to be repaid in the second quarter.

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